Exhibit 21



                 Subsidiaries of Guaranty Financial Corporation


                    Name of Subsidiary                   State of Organization
                    ------------------                   ---------------------

         Guaranty Bank                                          Virginia

                  - GMSC, Inc.                                  Virginia

                  - Guaranty Investment Corp.                   Virginia

         Guaranty Capital Trust I                               Delaware